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Exhibit 10.10


                      Investor Relations Service Agreement


                            Dated as of May 15, 2007


                                 By and Between

                          PROMINENCE MEDIA CORPORATION


                                       And


                             VOYAGER PETROLEUM INC.




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Investor Relations Service Agreement
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                      Investor Relations Service Agreement

         This investor relations service agreement (the "Agreement"), dated as of May 15, 2007, is made by and between Prominence Media Corporation, a corporation organized and existing under the laws of the State of Colorado with its principal place of business located at 3275 S. Jones Blvd. Suite 106, Las Vegas NV 89146 ("Prominence") and Voyager Petroleum Inc. ("Voyager") having an address at 123 East Ogden Avenue-Suite 102A, Hinsdale, IL 60521, (the "Client" and together with Prominence, the "Parties").


                              W i t n e s s e t h:

         WHEREAS, Prominence is an international investor relations and consulting firm with experience and expertise in the development and distribution of information with regard to publicly traded companies;

         WHEREAS, Client is a public company whose key focus is to identify environmentally conscious products and methods of processing those products and desires to engage Prominence to make Voyager's name and business affairs better known to its other shareholders, potential investors, brokerages, industry partners, fund managers, investment bankers and media outlets (collectively, the "Investor Community") and Prominence desires to provide such services to the Client, subject to and in accordance with the terms of this Agreement,

         NOW THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the Parties agree as follows:


Section 1. Construction and Interpretation

1.1. Captions and Section Numbers

The headings and section references in this Agreement are for convenience of reference only and do not form part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provisions thereof.

1.2. Extended Meanings

The words "hereof", "herein", "hereunder", "hereto" and similar expressions used in any clause, paragraph or section of this Agreement and any Schedules and/or Exhibits hereof will relate to the whole of this Agreement including any such Schedules and Exhibits and not to that clause, paragraph or section only, unless otherwise expressly provided.

1.3. Section References and Schedules

Any reference to a particular "article", "section", "paragraph" or other subdivision of this Agreement and any reference to a schedule, exhibit or addendum by name, number and/or letter will mean the appropriate schedule, exhibit or addendum attached to this Agreement and by such reference is incorporated into and made part of this Agreement.

Section 2. Engagement

2.1. Term

This Agreement shall become effective upon execution hereof and shall continue thereafter and remain in effect for a period of one (1) year (the "Term"), unless extended by the Parties, in writing. Notwithstanding anything contained in this Agreement to the contrary, the Parties agree that Prominence shall not be obligated to provide any services relating to this Agreement until such time that the agreed upon payment detailed in Schedule 2.4 attached hereto has been received by Prominence and its affiliates.


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Investor Relations Service Agreement
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2.2. Description of Services

During the term of this Agreement, for the purpose of raising investor awareness of Voyager and its business affairs, Prominence and or its affiliates shall provide to the Client investor relations services as set forth in Schedule 2.2 of this Agreement (collectively, the "Services"). Said Services shall be performed from such location(s) that Prominence determines to be most advantageous to the Client and to the provision of such services by Prominence.

2.3. Limitations on Services

Client recognizes and acknowledges that any services or work performed and/or provided to Client by Prominence, may be restricted by or subject to certain responsibilities and other obligations imposed by federal, state and other securities laws and regulations.

2.4. Fees and Expenses

         2.4.1. COMPENSATION. Compensation payable to Prominence in consideration for services performed under this Agreement shall be paid by Client upon execution hereof in accordance with the terms set forth in SCHEDULE 2.4, ATTACHED HERETO:

         2.4.2. EXPENSES. All expenses, including out of pocket expenses, incurred by Prominence in providing the Services under this Agreement shall be the sole responsibility of Prominence. Such expenses shall include, but shall not be limited to, expenses for delivery services, telephone and fax charges, compensation to third party vendors, copywriters, staff writers, art and graphic personnel, printing, and other expenses incurred as a result or relating to the Services provided by Prominence under this Agreement.

Section 3. Client's Obligations and Representations

3.1. Obligation to Provide Updated and Accurate Information

         3.1.1. Client shall be responsible to provide Prominence, on a regular and timely basis, with such data and information about Voyager`s products, management and operations, in order to allow Prominence to render its Services under this Agreement.

         3.1.2. Client shall promptly provide Prominence with full and complete copies of all filings made with any federal and state securities agencies, all shareholder reports and communications that have been made available to Client, whether or not previously prepared by or viewed by Prominence, all public data and information supplied to any analyst, broker-dealer, market maker, or other members of the financial community concerning Voyager, which are in the possession of Client, and with all product/services brochures, sales materials, etc. of Voyager that have been distributed generally and are in the possession of Client.

         3.1.3. All data and information provided by Client shall be accurate and complete as of the time and date such information is provided to Prominence. In addition, Client shall have the sole responsibility of advising Prominence of any and all facts which could affect the accuracy of any data and information previously provided to Prominence by Client, as to allow Prominence to take necessary or required corrective action in a timely and informed manner.

         3.1.4. Client shall cooperate fully and timely with Prominence to enable Prominence to perform its duties and obligations under this Agreement, and provide Prominence with any and all information requested by Prominence, which is generally available or in the possession of Client, in assessing the completeness and accuracy of the information provided by Client.


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Investor Relations Service Agreement
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         3.1.5. Client shall act diligently and promptly in reviewing materials submitted to it by Prominence to enable a timely distribution of such materials and shall inform Prominence of any inaccuracies contained therein within a reasonable time prior to the projected or known publication date.

3.2. Compliance with Laws

Client's data, reports, and any and all other information provided to Prominence shall be provided subject to and in accordance with all applicable statutes, regulations and rules, including, the Securities Act of 1933, the Exchange Act of 1934, and the rules and regulations promulgated thereunder.

3.3. Information Not to be Included in Client's Offerings

Client acknowledges and agrees that Prominence reports and/or any analysis or other information are not intended and shall not be used in connection with or form part of any offering of Voyager's securities.

3.4. AUTHORITY TO ACT. The Client hereby represents and warrants that this Agreement has been approved by resolution of the Client's Board of Directors, a copy of which is attached hereto and the President of the Company has been authorized to execute this Agreement on behalf of the Company.


Section 4. Representations and Warranties

4.1. Client's Representations and Warranties

         4.1.1. Continuing Representation of Accuracy of Information

         Client shall be deemed to make continued representation of the accuracy of any and all material facts, materials, information, and data supplied by Client to Prominence and Client acknowledges its awareness that Prominence will rely on such continuing representation in disseminating such information and otherwise providing its Services under this Agreement.

         4.1.2. No Representation of Broker Dealer

         Client understands that Prominence is not a broker dealer or a registered investment advisor and is not acting in any way to make recommendations concerning the purchase or sale of any security, and will make no offer to buy or sell any security.

         4.1.3. Independent Legal Advice

         Client represents that it received an independent legal advice from its counsel, who has reviewed this agreement prior to its execution.

4.2. Prominence's Representations and Warranties

         4.2.1. Prominence shall provide Client, on a timely basis, with all the Services undertaken by Prominence pursuant to this Agreement.

         4.2.2. Prominence's activities pursuant to this Agreement or as contemplated by this Agreement shall not deem Prominence acting as a securities broker or dealer under federal or state securities laws. Furthermore, Prominence shall recommend that any potential investor considering investment in Voyager or trading in Voyager's securities shall contact a stockbroker or registered financial advisor prior to making any such investment decision.


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Investor Relations Service Agreement
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         4.2.3. Prominence acknowledges that, as of the date of this Agreement, it is not under and is unaware of any Securities and Exchange Commission hearings, proceedings or investigation. Prominence further agrees that it will immediately notify Client, in writing, should it be under or become aware of any such action(s), unless the same is prohibited by law.

Section 5. Indemnification by Client and Prominence

Client hereby agrees and acknowledges that Prominence relies on information provided by Client for a substantial part of its preparations and reports, and Client hereby represents that said information shall be neither false nor misleading, and agrees to indemnify, defend and hold harmless Prominence and its directors, officers, employees, agents and independent contractors from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees), based upon, arising out of or otherwise due to any breach of any representation, warranty, covenant or agreement of the Client contained in this Agreement, including any information supplied to Prominence by Client that is materially false or misleading.

Client further agrees to hold harmless Prominence and its directors, officers, employees, agents and independent contractors, from any claims relating to, arising out of or in connection with Prominence's Services provided under this Agreement unless Prominence is found to have been negligent or willfully disseminated false or misleading information with regard to Voyager or its operations, which is the subject matter of such claim and/or loss.

Prominence hereby agrees and acknowledges that Client relies on the fact that information contained in press releases and other written promotional material prepared by Prominence shall be neither false nor misleading, and agrees to indemnify, defend and hold harmless Client, its directors, officers, employees, agents and independent contractors from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees), based upon, arising out of or otherwise due to any breach of any representation, warranty, covenant or agreement of Prominence contained in this Agreement, including any information disseminated by Prominence that is materially false or misleading, unless such information was provided to Prominence by Client.

Prominence further agrees to hold harmless Client and its directors, officers, employees, agents and independent contractors, from any claims relating to, arising out of or in connection with Prominence's Services provided under this Agreement including violations of any federal securities law or any rule or regulation promulgated thereunder, unless Client is found to have been negligent or willfully disseminated false or misleading information with regard to the Client or its operations, which is the subject matter of such claim and/or loss.

SECTION 6. CONFIDENTIALITY

Prominence recognizes and acknowledges that by reason of Prominence's retention by and service to the Client before, during and, if applicable, after the Term, Prominence will have access to certain confidential and proprietary information relating to the Client's business, which may include, but is not limited to, trade secrets, trade "know-how," product development techniques and plans, formulas, customer lists and addresses, financing services, funding programs, cost and pricing information, marketing and sales techniques, strategy and programs, computer programs and software and financial information (collectively referred to as "Confidential Information"). Prominence acknowledges that such Confidential Information is a valuable and unique asset of the Client and Prominence covenants that it will not, unless expressly authorized in writing by the Client, at any time during the Term use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation except in connection with the performance of Prominence's duties for the Client and in a manner consistent with the Client's policies regarding Confidential Information. Prominence also covenants that at any time after the termination of this Agreement, directly or indirectly, it will not use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation, unless such information is in the public domain through no fault of Prominence or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business


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Investor Relations Service Agreement
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of the Client or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Prominence to divulge, disclose or make accessible such information. All written Confidential Information (including, without limitation, in any computer or other electronic format) which comes into Prominence's possession during the Term shall remain the property of the Client. Except as required in the performance of Prominence's duties for the Client, or unless expressly authorized in writing by the Client, Prominence shall not remove any written Confidential Information from the Client's premises, except in connection with the performance of Prominence's duties for the Client and in a manner consistent with the Client's policies regarding Confidential Information. Upon termination of this Agreement, Prominence agrees to return immediately to the Client all written Confidential Information (including, without limitation, in any computer or other electronic format) in Prominence's possession.

Section 7. Miscellaneous

7.1. Amendments

This Agreement may be modified or amended, provided such modifications or amendments are mutually agreed upon by the Parties hereto and that said modifications or amendments are made in writing and signed by both Parties.

7.2. Severability

If any provision of this Agreement shall be held to be contrary to law, invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable.

7.3. Arbitration

Any and all disputes arising out of or relating to the interpretation, application, formation, or the termination of this Contract shall be subject to binding and final arbitration in Chicago, Illinois pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Any decision issued there from shall be binding upon the parties and shall be enforceable as a judgment in any court of competent jurisdiction. The prevailing party in such arbitration or other proceeding shall be entitled, in addition to such other relief as many be granted, to a reasonable sum as and for attorney's fees in such arbitration or other proceeding which may be determined by the arbitrator or other officer in such proceeding. If collection is required for any payment not made when due, the creditor shall collect statutory interest and the cost of collection, including attorney's fees whether or not court action is required for enforcement. The prevailing party in any such proceeding shall also be entitled to reasonable attorneys' fees and costs in connection with all appeals of any judgment

7.4. Non-waiver

The failure of either Party, at any time, to require any such performance by any other Party shall not be constructed as a waiver of such right to require such performance, and shall in no way affect such Party's right to require such performance and shall in no way affect such Party's right subsequently to require full performance hereunder.

7.5. Entire Agreement

This Agreement and the documents referred to herein contain the entire understanding of the Parties hereto with respect to the subject matter contained herein. This Agreement shall supersede all prior agreements and understandings between the Parties with respect to the transaction contemplated herein.


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Investor Relations Service Agreement
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7.6. Notices

Any notice or other communications required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by facsimile or by overnight registered mail, postage prepaid, addressed as follows:

                             If to Prominence, to: 3275 S. Jones Blvd. Suite 106 Las Vegas NV 89146

         Attn:               Jelena Popovic


         If to Client, to:   Voyager Petroleum, Inc.
                             123 East Ogden Avenue-Suite 102A
                             Hinsdale, IL   60521

         Attn:               Sebastien C. DuFort

7.7. Counterparts

This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier or facsimile transmission, any one of which shall constitute an original of this Agreement. When counterparts of a facsimile copy has been executed by the Parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as upon the request of any Party.


7.8. Limitation of Prominence Liability

In the event Prominence fails to perform its work or services hereunder, its entire liability to Client shall not exceed the lesser of (i) the amount of compensation Prominence has received from Client under this Agreement; or (ii) the actual damage caused to Client as a direct result of non-performance.

7.9 ATTORNEY FEES. If a dispute arises between the Parties hereto and such dispute can only be resolved by litigation then, in such case, the prevailing party in such litigation shall be entitled to recover all costs of such action, including but not limited to reasonable attorney fees.

7.10. GOVERNING LAW. This Agreement shall be subject to and governed by the laws of the State of Illinois.

IN WITNESS WHEREOF, each of the Parties hereto has caused its name to be hereunto subscribed as of the day and year first above written.


                                   PROMINENCE MEDIA CORPORATION



                                   By: /s/ Jelena Popovic
                                   Name: Jelena Popovic
                                   Title: ASO

                                   VOYAGER PETROLEUM INC.


                                   By: /s/ Sebastien C. DuFort
                                       Name: Sebastien C. DuFort
                                       Title:President


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Schedule 2.2.

Description and Scope of Services

During the term of this Agreement, in order to raise investor awareness of Voyager, its business operations and affairs, Prominence shall provide services, including the following:

Prominence shall act, generally, to distribute press releases, and other such promotional material as may be provided to Prominence by Voyager, by essentially acting:

(i) as liaison between Voyager, its shareholders and potential investors;

(ii) as an advisor to Client with respect to communications and information, which may include, but is not necessarily limited to, the writing of a corporate profile, the preparation (or having third parties acceptable to client do the same) of research reports and planning, developing, designing, organizing, writing and distributing such communications and information, subject to and in compliance with applicable laws and regulations.

Prominence shall seek to make Voyager, its management, its operations, and its financial condition and prospects better known to the business publications, investor media, broker-dealers, fund managers, institutional investors, market makers, analysts, investment advisors, and other members of the financial community as well as the general public.


Disclaimer

         Prominence as the preparer of certain promotional materials, makes no representation and/or warranties to Client, or others, that

                  (a) its efforts or Services will result in any enhancement to Client or to Voyager.;

                  (b) the price of Voyager's publicly traded securities will increase;

                  (c) any person will purchase Voyager's securities, or

                  (d) any investor will lend money to and/or or invest in or with Voyager.


Client's Signature below indicates that it has read, understands and agrees to the description of Services and the Disclaimer appearing above.

By Client: /s/ Sebastien C. DuFort
           -----------------------------
Name:  Sebastien C. DuFort
Title: President



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Schedule 2.4.

Compensation


Compensation payable to Prominence under this Agreement shall be paid in the following manner:

Upon execution of this Agreement Prominence shall receive 4 million "restricted" shares of Voyager's common stock and 4 million Common Stock purchase warrants exercisable at $0.15 per share for 3 years. Such shares are duly authorized by all necessary corporate and stockholder actions of Voyager, validly issued in all other respects, fully paid and non-assessable. It is further understood between the parties that the share purchase warrants only, have piggyback registration rights.

For all other services not expressly covered by this Agreement, Client shall only be required to pay for such additional services if and subject to Client's prior written consent.





By Client: /s/ Sebastien C. DuFort
           -----------------------
Name: Sebastien C. DuFort

Title:    President